Exhibit 99.3

CONSENT OF RBC CAPITAL MARKETS CORPORATION

We hereby consent to the use in Amendment No. 4 to the Registration Statement of Resaca Exploitation, Inc. (“Resaca”) on Form S-4 and in the joint proxy statement of Resaca and Cano Petroleum, Inc. (“Cano”), which is part of the amended Registration Statement, of our opinion dated September 29, 2009 appearing as Annex B to such Registration Statement, and to the description of such opinion and to the references to our name contained therein under the headings “Summary—Financial Advisors—Cano Financial Advisor,” “Risk Factors —Risks Relating to the Merger,” “The Merger—Background of the Merger,” “The Merger—Cano’s Reasons for the Merger,” and “The Merger—Opinion of Cano’s Financial Advisor.”  In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

RBC CAPITAL MARKETS CORPORATION

	By:	/s/ Ali Akbar
Ali Akbar
Director

New York, New York
April 2, 2010